EXHIBIT 10.5
StarTek, Inc.
2008 Equity Incentive Plan
Restricted Stock Award Agreement
(Employee)

Name of Participant:

Number of Shares Covered:	Date of Grant:

Vesting Schedule (Cumulative):

Date(s) of Vesting	Number of Shares Which Become Vested

This is a Restricted Stock Award Agreement (the “Agreement”), effective as of the Date of Grant specified above, between StarTek, Inc., a Delaware corporation (the “Company”), and you, the Participant identified above.
Background*
A. The Company maintains the StarTek, Inc. 2008 Equity Incentive Plan (the “Plan”).
B. Under the Plan, the Committee appointed by the Board administers the Plan and has the authority to determine the Awards to be granted under the Plan.
C. The Committee has determined that you are eligible to receive a Restricted Stock Award under the Plan.
D. The Company hereby grants such an award to you subject to the following terms and conditions:

*
Any capitalized term used in this Agreement shall have the meaning set forth in this Agreement (including in the table at the beginning of this Agreement) or, if not defined in this Agreement, set forth in the Plan as it currently exists or as it is amended in the future.

Terms and Conditions
1. Grant of Restricted Stock.
(a) You are granted the number of Shares of Restricted Stock specified in the table at the beginning of this Agreement (the “Award”). Unless and until these Shares vest as provided in Section 2 below, they are subject to the restrictions provided for in this Agreement and are referred to as “Restricted Shares.”
(b) The Restricted Shares will either be evidenced by a book entry made in the records of the Company’s transfer agent in your name, or by a certificate issued in your name. Each book entry or stock certificate evidencing any Restricted Shares may contain such notifications or legends and stock transfer instructions or limitations as provided herein or as may be determined or authorized by the Company in its sole discretion. If a certificate evidencing any Restricted Shares is issued, the Company shall retain custody of such certificate until such Shares vest. While any certificate representing Restricted Shares is held by the Company, you agree to deliver to the Company a stock power duly executed in blank relating to such certificate if requested by the Company.
2. Vesting of Award.
(a) Scheduled Vesting. If you have continuously provided Service to the Company or an Affiliate from the Date of Grant, then the Restricted Shares will vest in the numbers and on the dates specified in the Vesting Schedule contained in the table at the beginning of this Agreement. This Award will also vest on an accelerated basis (notwithstanding the Vesting Schedule) as and to the extent described in Sections 2(b) and 2(c) of this Agreement.
(b) Change in Control. If a Change in Control shall occur at a time when you have continuously provided Service to the Company or an Affiliate since the Date of Grant, then this Award shall immediately vest with respect to 50% of the Restricted Shares as to which such Award was not yet vested immediately prior to the Change in Control. The number of Restricted Shares scheduled to vest on each date specified in the Vesting Schedule after the date of the Change in Control will be correspondingly reduced by 50%.
(c) Termination After Change in Control. If, in connection with a Change in Control, this Award is either (i) continued in effect by the Company, or (ii) assumed or replaced by the surviving or successor corporation or its Parent, and if within two years after the Change in Control you experience an involuntary termination of Service for reasons other than Cause, then this Award shall immediately vest in full.
3. Effect of Vesting. Upon the vesting of any Restricted Shares, all contractual restrictions on such vested Shares as specified in this Agreement will lapse and such vested Shares will no longer be subject to forfeiture as provided in Section 5 below. Upon vesting, the Company will either deliver to you a stock certificate evidencing the number of Shares that have vested that is free of any applicable restrictive legend, remove any applicable restrictive notation or legend associated with any book-entry registration of such vested Shares in your name with the Company’s transfer agent, or electronically deliver such vested Shares to a brokerage account designated by you. Any such action by the Company shall be conditioned upon compliance with applicable legal requirements as contemplated by Section 22(c) of the Plan, and satisfaction of any applicable withholding taxes as contemplated by Section 16 of the Plan and Section 12 of this Agreement.

4. Applicable Restrictions. The Restricted Shares may not be transferred, sold, assigned, pledged, alienated, attached or otherwise encumbered (collectively, a “Transfer”) prior to the time they vest in accordance with this Agreement, except for a transfer by will or the laws of descent and distribution in the event of your death. Any prohibited Transfer will be void and unenforceable against the Company. No attempted Transfer of any Restricted Shares that is prohibited hereunder, whether voluntary or involuntary, shall vest the purported transferee with any interest or right in or with respect to such Shares.
5. Forfeiture of Shares. If any of the Restricted Shares become the subject of an attempted Transfer, or your Service with the Company and its Affiliates terminates for any reason other than as provided in Section 2(c) above, this Award will immediately terminate and all Restricted Shares will be forfeited to the Company.
6. Actions in Connection With a Forfeiture of Shares. The Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited or, if the Restricted Shares are evidenced by a book-entry made in the records of the Company’s transfer agent, to cause such book-entry to be adjusted to reflect the number of Restricted Shares so forfeited.
7. Restrictive Legend. Any book entry or certificate representing Restricted Shares shall contain a notation or bear the following legend:
“THE SHARES REPRESENTED BY THIS [BOOK-ENTRY] [CERTIFICATE] MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
You agree that in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent.
8. Rights as a Stockholder. As of the Date of Grant, you shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares (including voting rights and the right to receive dividends and other distributions), except as otherwise specifically provided in this Agreement.
9. Adjustments for Changes in Capitalization. This Restricted Stock Award shall be subject to adjustments for changes in the Company’s capitalization as provided in Section 18 of the Plan.
10. Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon you and the Company. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

11. Discontinuance of Service. Neither this Agreement nor the Award shall confer on you any right with respect to continued Service with the Company or any of its Affiliates, nor interfere in any way with the right of the Company or any Affiliate to terminate such Service. Nothing in this Agreement shall be construed as creating an employment contract for any specified term between you and the Company or any Affiliate.
12. Tax Consequences and Withholding. You may file a written election with the Internal Revenue Service, within 30 days of the Date of Grant, electing pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Shares as of the Date of Grant. You acknowledge that it is your sole responsibility to timely file an election under Section 83(b) of the Code. If you make such election, you shall promptly provide the Company a copy and pay to the Company an amount equal to any required withholding taxes in connection with such election. If you do not make an election to be taxed currently under Section 83(b), then at the time the Restricted Shares vest, you will be obligated to recognize ordinary income in an amount equal to the Fair Market Value as of the date of vesting of the Restricted Shares then vesting. You shall pay to the Company any required withholding taxes in connection with such vesting. The Committee may, in its discretion, permit you to satisfy any withholding tax obligation hereunder by delivering to the Company unencumbered Shares (including Shares then vesting) having an aggregate Fair Market Value as of the date of vesting (or the Date of Grant, if a Section 83(b) election was made) equal to the amount of any applicable withholding taxes.
13. Award Subject to Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, the terms of which are hereby made a part of this Agreement. This Agreement shall in all respects be interpreted in accordance with the terms of the Plan. If any terms of this Agreement conflict with the terms of the Plan, the terms of the Plan shall control, except as the Plan specifically provides otherwise.
14. Binding Effect. This Agreement shall be binding in all respects on your heirs, representatives, successors and assigns.
15. Choice of Law. This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

You and the Company have executed this Agreement as of the  _____  day of  _____  , 20_.

PARTICIPANT

STARTEK, INC.

By

Its

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